Exhibit 3.1

Amended and restated Bylaws
OF
Hall of fame resort & entertainment company
(hereinafter, the “Corporation”)

Amended and Restated as of August 6, 2021

ARTICLE I
STOCKHOLDERS

Section 1.01 Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such date and time, within or without the State of Delaware, as the Board of Directors shall determine. The Board of Directors may, in its sole discretion, determine that meetings of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication as described in Section 2.11 of these Amended and Restated Bylaws (these “Bylaws”) in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 1.02 Special Meetings.

(a) Special meetings of stockholders for the transaction of such business as may properly come before the meeting may be called by (i) the Board of Directors pursuant to a resolution approved by a majority of the members of the Board of Directors, (ii) the Chairman of the Board of Directors, (iii) the Chief Executive Officer, or (iv) subject to the provisions of Sections 1.02(b) and 1.02(c) of this Article I and all other applicable sections of these Bylaws, the Secretary of the Corporation at the written request in proper form of one or more stockholders holding as stockholders of record together at least a majority of all the shares of the Corporation entitled to vote at the meeting (the “requisite percent”), and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive office of the Corporation.

(b) Any stockholder seeking to request a special meeting shall first request that the Board of Directors fix a record date to determine the stockholders entitled to request a special meeting (the “ownership record date”) by delivering notice in writing to the Secretary of the Corporation at the principal executive office of the Corporation (the “record date request notice”). A stockholder’s record date request notice shall contain information about the number of shares of the Corporation’s common stock (“Voting Stock”) that are owned of record and beneficially by the stockholder. Upon receiving a record date request notice, the Board of Directors may set an ownership record date. Notwithstanding any other provision of these Bylaws, the ownership record date shall not precede the date upon which the resolution fixing the ownership record date is adopted by the Board of Directors, and shall not be more than 10 days after the close of business on the date upon which the resolution fixing the ownership record date is adopted by the Board of Directors. If the Board of Directors, within 10 days after the date upon which a valid record date request notice is received by the Secretary of the Corporation, does not adopt a resolution fixing the ownership record date, the ownership record date shall be the close of business on the 10th day after the date upon which the valid record date request notice is received by the Secretary of the Corporation (or, if such 10th day is not a business day, the first business day thereafter).

(c) In order for a stockholder-requested special meeting to be called, one or more written requests for a special meeting signed by the stockholders (or their duly authorized agents) who own, as of the ownership record date established pursuant to Section 1.02(b) of these Bylaws, at least the requisite percent (the “special meeting request”), must be delivered to the Secretary of the Corporation at the principal executive office of the Corporation. A special meeting request shall: (i) state the business proposed to be acted on at the meeting (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the Bylaws, the language of the proposed amendment); (ii) bear the date of the signature of each stockholder (or duly authorized agent) submitting the special meeting request; (iii) set forth the name and address of each stockholder submitting the special meeting request, as they appear on the corporation’s books; (iv) include documentary evidence that the requesting stockholders own the requisite percent as of the ownership record date; provided, however, that if the requesting stockholders are not the beneficial owners of the Voting Stock representing the requisite percent, then to be valid, the special meeting request must also include documentary evidence of the number of shares of Voting Stock owned by the beneficial owners on whose behalf the special meeting request is made as of the ownership record date; (v) contain all other information that would be required to be provided by a stockholder seeking to nominate directors or bring an item of business before an annual meeting of stockholders pursuant to Section 1.09 of these Bylaws; and (v) be timely delivered to the Secretary of the Corporation. In addition, the stockholders submitting a special meeting request and any duly authorized agent thereof shall promptly provide any further information reasonably requested by the Corporation. To be timely, the special meeting request must be delivered to the Secretary of the Corporation at the principal executive office of the Corporation within 60 days after the ownership record date.

(d) After receiving a special meeting request, the Board of Directors shall determine in good faith whether the stockholders requesting the special meeting have satisfied the requirements for calling a special meeting of stockholders, and the Corporation shall notify the requesting stockholder of the Board of Director’s determination about whether the special meeting request is valid. The date, time and place of the special meeting shall be fixed by the Board of Directors, and the date of the special meeting shall not be more than 120 days after the date on which the valid special meeting request is delivered to the Secretary of the Corporation in accordance with this Section 1.02. The record date for the special meeting shall be fixed by the Board of Directors as set forth in Section 5.03 of these Bylaws.

(e) A special meeting request shall not be valid, and the Corporation shall not call a special meeting if (i) the special meeting request relates to an item of business that is not a proper subject for stockholder action under, or that involves a violation of, applicable law, the Corporation’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) or these Bylaws or (ii) the special meeting request does not comply with the requirements of the Certificate of Incorporation or these Bylaws.

(f) Any stockholder who submitted a special meeting request may revoke its written request by written revocation delivered to the Secretary of the Corporation at the principal executive office of the Corporation at any time prior to the stockholder-requested special meeting. A special meeting request shall be deemed revoked (and any meeting scheduled in response may be cancelled) if the stockholders submitting the special meeting request, and any beneficial owners on whose behalf they are acting (as applicable), do not continue to own at least the requisite percent at all times between the date the record date request notice is received by the Corporation and the date of the applicable stockholder-requested special meeting, and the requesting stockholder shall promptly notify the Secretary of the Corporation of any decrease in ownership of shares of Voting Stock that results in such a revocation. If, as a result of any revocations, there are no longer valid unrevoked written requests from the requisite percent, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting (and may cancel such meeting).

(g) Business transacted at any stockholder-requested special meeting shall be limited to: (i) the purpose stated in the valid special meeting request received from the requisite percent and (ii) any additional matters that the Board of Directors determines to include in the Corporation’s notice of the meeting. If none of the stockholders who submitted the special meeting request appear at the stockholder-requested special meeting to present the matters to be presented for consideration that were specified in the special meeting request, the Corporation need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been received by the corporation.

Section 1.03 Notice of Meetings. Written notice of all meetings of the stockholders, stating the place (if any), date, and hour of the meeting, the place within the city or other municipality or community at which the list of stockholders may be examined, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting of stockholders, the purpose(s) of the meeting and the person(s) by whom or at whose direction such meeting has been called and such notice is being issued, shall be given not less than 10 nor more than 60 days (or such other period of time as may be required by applicable law) before the date of the meeting, either by mail or by electronic transmission by or at the direction of the Board of Directors or any duly authorized committee thereof to each stockholder of record entitled to vote at such meeting. Notice of any stockholder meeting shall be deemed to be given (a) if the notice is mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the stock transfer books of the Corporation, (b) if the notice is delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address and (c) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by law. Nothing herein contained shall preclude the stockholders from waiving notice as provided in Article XI hereof.

Section 1.04 Stockholder Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open during ordinary business hours to the examination of any stockholder, for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, or such other place as permitted or required by statute. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 1.05 Quorum. Except as otherwise provided by law or the Certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy. At all meetings of the stockholders at which a quorum is present, all matters, except as otherwise provided by law or the Certificate of Incorporation, shall be decided by the vote of the holders of a majority of the shares entitled to vote thereon present in person or by proxy. If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.

Section 1.06 Organization. Meetings of stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman’s absence the President, if any, or if none or in the President’s absence a Vice-President, or, if none of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary’s absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

Section 1.07 Voting; Proxies; Required Vote.

(a) At each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by such stockholder’s duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed pursuant to these Bylaws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by the vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

(b) Any action required or permitted to be taken at any meeting of stockholders may, except as otherwise required by law or the Certificate of Incorporation, be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding capital stock of the Corporation having not less than a minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 1.08 Inspectors. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each; the shares of stock represented at the meeting; the existence of a quorum, and the validity and effect of proxies; and shall receive votes, ballots, or consents; hear and determine all challenges and questions arising in connection with the right to vote; count and tabulate all votes, ballots, or consents; determine the result; and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

Section 1.09 Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals.

(a) The matters to be considered and brought before any annual or special meeting of stockholders of the Corporation shall be limited to only such matters, including the nomination and election of directors, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 1.09 of Article I and the Director Nominating Agreement, dated as of July 1, 2020, by and among the Corporation and the stockholders named therein (the “Director Nominating Agreement”).

(b) For any matter to be brought properly before the annual meeting of stockholders, the matter must be (i) specified in the notice of the annual meeting given by or at the direction of the Board of Directors or a duly authorized committee thereof, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors or a duly authorized committee thereof or (iii) brought before the annual meeting by a stockholder who is a stockholder of record of the Corporation on the date the notice provided for in this Section 1.09 of Article I is delivered to the Secretary of the Corporation, who is entitled to vote at the annual meeting and who complies with the procedures set forth in this Section 1.09 of Article I.

In addition to any other requirements under applicable law and these Bylaws, even if such matter is already the subject of any notice to the stockholders or public announcement by the Board of Directors, written notice (the “Stockholder Notice”) of any nomination or other proposal must be timely and any proposal, other than a nomination, must constitute a proper matter for stockholder action.

To be timely, the Stockholder Notice must be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not less than 90 nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, that if (and only if) the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends within 60 days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the Stockholder Notice shall be given in the manner provided herein by the close of business on the later of (i) the date 90 days prior to such Other Meeting Date or (ii) the tenth day following the date such Other Meeting Date is first publicly announced or disclosed.

A Stockholder Notice must contain the following information:

(i) whether the stockholder is providing the notice at the request of a beneficial holder of shares, whether the stockholder, any such beneficial holder or any nominee has any agreement, arrangement or understanding with, or has received any financial assistance, funding or other consideration from, any other person with respect to the investment by the stockholder or such beneficial holder in the Corporation or the matter the Stockholder Notice relates to, and the details thereof, including the name of such other person (the stockholder, any beneficial holder on whose behalf the notice is being delivered, any nominees listed in the notice and any persons with whom such agreement, arrangement or understanding exists or from whom such assistance has been obtained are hereinafter collectively referred to as “Interested Persons”);

(ii) the name and address of all Interested Persons;

(iii) a complete listing of the record and beneficial ownership positions (including number or amount) of all equity securities and debt instruments, whether held in the form of loans or capital market instruments, of the Corporation or any of its subsidiaries held by all Interested Persons;

(iv) whether and the extent to which any hedging, derivative or other transaction is in place or has been entered into within the prior six months preceding the date of delivery of the Stockholder Notice by or for the benefit of any Interested Person with respect to the Corporation or its subsidiaries or any of their respective securities, debt instruments or credit ratings, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in the credit ratings for the Corporation, its subsidiaries or any of their respective securities or debt instruments (or, more generally, changes in the perceived creditworthiness of the Corporation or its subsidiaries), or to increase or decrease the voting power of such Interested Person, and if so, a summary of the material terms thereof;

(v) a representation that the stockholder is a holder of record of stock of the Corporation that would be entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose the matter set forth in the Stockholder Notice;

(vi) a representation whether any Interested Person, will be or is part of a group that will (x) deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or (y) otherwise solicit proxies or votes from stockholders in support of such proposal or nomination;

(vii) a certification regarding whether the Interested Persons have complied with all applicable federal, state and other legal requirements in connection with the acquisition of shares of capital stock or other securities of the Corporation; and

(viii) any other information relating to such Interested Persons required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder.

As used herein, “beneficially owned” has the meaning provided in Rules 13d-3 and 13d-5 under the Exchange Act. The Stockholder Notice shall be supplemented and updated from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for determining the stockholders entitled to notice of the meeting and (y) as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the stockholders entitled to vote at the meeting is less than 15 days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date.

Any Stockholder Notice relating to the nomination of directors must also contain:

(i) the information regarding each nominee required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any successor regulation);

(ii) each nominee’s signed consent to serve as a director of the Corporation if elected; and

(iii) whether each nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K (or the corresponding provisions of any successor regulation).

The Corporation may also require any proposed nominee to furnish such other information, including completion of the Corporation’s directors questionnaire, as it may reasonably require to determine whether the nominee would be considered “independent” as a director or as a member of the audit committee of the Board of Directors under the various rules and standards applicable to the Corporation.

Any Stockholder Notice with respect to a matter other than the nomination of directors must contain (i) the text of the proposal to be presented, including the text of any resolutions to be proposed for consideration by stockholders (and, in the event that such proposal is to amend these Bylaws, the language of the proposed amendment) and (ii) a brief written statement of the reasons why such stockholder favors the proposal, including any material interest in such proposal of any Interested Person.

Notwithstanding anything in this Section 1.09(b) of Article I to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and either all of the nominees for director or the size of the increased Board of Directors is not publicly announced or disclosed by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a Stockholder Notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth day following the first date all of such nominees or the size of the increased Board shall have been publicly announced or disclosed.

(c) For any matter to be brought properly before a special meeting of stockholders, the matter must be set forth in the Corporation’s notice of the meeting given by or at the direction of the Board of Directors or a duly authorized committee thereof. In the event that the Corporation calls a special meeting of stockholders for the purpose of electing one or more persons to the Board of Directors, any stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of the meeting, if the Stockholder Notice required by Section 1.09(b) of Article I hereof shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth day following the day on which the date of the special meeting and the nominees proposed by the Board of Directors to be elected at such meeting are publicly announced or disclosed.

(d) For purposes of this Section 1.09 of Article I, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

(e) Only persons who are nominated in accordance with either the procedures set forth in this Section 1.09 of Article I or the terms and conditions of the Director Nominating Agreement, shall be eligible for election as directors of the Corporation. In no event shall the postponement or adjournment of an annual meeting already publicly noticed, or any announcement of such postponement or adjournment, commence a new period (or extend any time period) for the giving of notice as provided in this Section 1.09 of Article I. This Section 1.09 of Article I shall not apply to stockholders proposals made pursuant to Rule 14a-8 under the Exchange Act. Nothing in these Bylaws shall be deemed to affect any rights of the holders of any class or series of stock having a preference over shares of common stock of the Corporation as to dividends or upon liquidation to elect directors under specified circumstances.

(f) The person presiding at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section 1.09 of Article I and, if not so given, shall direct and declare at the meeting that such nominees and other matters are not properly before the meeting and shall not be considered. Notwithstanding the foregoing provisions of this Section 1.09 of Article I, if the stockholder or a qualified representative of the stockholder does not appear at the annual or special meeting of stockholders of the Corporation to present any such nomination, or make any such proposal, such nomination or proposal shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

ARTICLE II
BOARD OF DIRECTORS

Section 2.01 General Powers. The business, property, and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

Section 2.02 Qualification; Number; Term; Remuneration.

(a) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware.

(b) Subject to the Certificate of Incorporation, the number of directors shall be fixed exclusively by resolution of the Board of Directors.

(c) Directors shall be elected by the stockholders at their annual meeting, and the term of each director so elected shall be as set forth in the Certificate of Incorporation. Directors need not be stockholders. The Board of Directors shall elect a Chairman of the Board, who shall have the powers and perform such duties as provided in these Bylaws and as the Board of Directors may from time to time prescribe.

(d) Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

(e) The Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

Section 2.03 Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the directors shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.04 Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

Section 2.05 Annual Meeting. Following the annual meeting of stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of stockholders at the same place at which such stockholders’ meeting is held.

Section 2.06 Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall determine from time to time. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.

Section 2.07 Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President, or by a majority of the directors then in office.

Section 2.08 Notice of Meetings. A notice of the place, date, and time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director not less than one calendar day before the day of the meeting by mail, telephone, facsimile, e-mail, or by personal delivery.

Section 2.09 Organization. At all meetings of the Board of Directors, the Chairman, if any, or if none or in the Chairman’s absence or inability to act the President, or in the President’s absence or inability to act any Vice-President who is a member of the Board of Directors, or in such Vice-President’s absence or inability to act a chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary’s absence, the presiding officer may appoint any person to act as secretary.

Section 2.10 Resignation; Removal. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

Section 2.11 Vacancies. Unless otherwise provided in these Bylaws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors, or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the stockholders, by the holders of shares entitled to vote for the election of directors.

Section 2.12 Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

Section 2.13 Remote Meeting. Any one or more members of the Board of Directors may participate in a meeting of the Board of Directors or committee by means of a conference telephone call, videoconference, via electronic communications portals or similar means of communications which enable all persons participating in the meeting to hear each other.

ARTICLE III
Committees

Section 3.01 Appointment. From time to time the Board of Directors by a resolution adopted by a majority of the entire Board may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment.

Section 3.02 Procedures, Quorum, and Manner of Acting. Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then-appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

Section 3.03 Action by Written Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.

Section 3.04 Remote Meeting. Any one or more members of any committee of the Board of Directors may participate in a meeting of the Board of Directors or committee by means of a conference telephone call, videoconference, via electronic communications portals or similar means of communications which enable all persons participating in the meeting to hear each other.

Section 3.05 Term; Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

ARTICLE IV
OFFICERS

Section 4.01 Election and Qualifications. The Board of Directors shall elect the officers of the Corporation, which shall include a Chief Executive Officer, a President, a Chief Financial Officer and a Secretary, and may include, by election or appointment, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), and such Assistant Secretaries, and such other officers as the Board may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these Bylaws and as may be assigned by the Board of Directors or the President. Any number of offices may be held by the same person.

Section 4.01 Tenure and Removal. The officers of the Corporation shall be elected or appointed to hold office until their respective successors are elected or appointed. All officers shall hold office at the pleasure of the Board of Directors, and any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors for cause or without cause at any regular or special meeting.

Section 4.02 Vacancies. Any vacancy occurring in any office of the Corporation, whether because of death, resignation or removal, with or without cause, or any other reason, shall be filled by the Board of Directors.

Section 4.03 Compensation. The salaries and other compensation of all officers and agents of the Corporation shall be fixed by or in the manner prescribed by the Board of Directors.

Section 4.04 Resignation. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation.

Section 4.05 Chairman of the Board. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

Section 4.06 Chief Executive Officer/President. The Chief Executive Officer, who shall also be the President, subject to the determination of the Board of Directors, shall have such duties as customarily pertain to that office and shall have such other powers and duties as may from time to time be assigned by the Board of Directors. The Chief Executive Officer may appoint and remove assistant officers and other agents and employees, and may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds, and other obligations and instruments.

Section 4.07 Vice-President. A Vice-President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office and shall have such other authority as from time to time may be assigned by the Board of Directors or the President.

Section 4.08 Chief Financial Officer. The Chief Financial Officer shall in general have all duties incident to the position of Chief Financial Officer and such other duties as may be assigned by the Board of Directors or the President.

Section 4.09 Secretary. The Secretary shall in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors or the President.

Section 4.10 Assistant Officers. Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the Board of Directors shall from time to time prescribe.

ARTICLE V
Books and records

Section 5.01 Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each, and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the Bylaws and by such officer or agent as shall be designated by the Board of Directors.

Section 5.02 Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each stockholder at the stockholder’s address as it appears on the records of the Corporation.

Section 5.03 Fixing Date for Determination of Stockholders of Record.

(a) So that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) So that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and if no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this article, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) So that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and if no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VI
certificates representing stock

Section 6.01 Certificates; Signatures. The shares of the Corporation shall be represented by certificates, or all of such shares shall be uncertificated shares that may be evidenced by a book entry system maintained by the Corporation, or a combination of both. If share shares are represented by certificates, such certificates shall be in the form approved by the Board of Directors. The certificates representing shares shall be signed by or in the name of the Corporation by the Chairman of the Board of Directors, or the President or any Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

Section 6.02 Transfers of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.

Section 6.03 Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates representing shares of the Corporation.

Section 6.04 Lost, Stolen, or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

ARTICLE VII
Dividends

Subject always to the provisions of law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VIII
Ratification

Any transaction, questioned in any lawsuit on the ground of lack of authority; defective or irregular execution; adverse interest of director, officer, or stockholder; non-disclosure; miscomputation; or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE IX
Corporate Seal

The corporation may have a corporate seal. The corporate seal, if any, shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping, or otherwise making, placing, or affixing, or causing to be printed, engraved, lithographed, stamped, or otherwise made, placed, or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile, or other reproduction of said corporate seal.

ARTICLE X
Fiscal Year

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on December 31.

ARTICLE XI
Waiver of Notice

Whenever notice is required to be given by these Bylaws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

ARTICLE XII
Bank Accounts, Drafts, Contracts, &c.

Section 12.01 Bank Accounts and Drafts. In addition to such bank accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, or other person so designated by the Treasurer.

Section 12.02 Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts, and other obligations or instruments, and such authority may be general or confined to specific instances.

Section 12.03 Proxies; Power of Attorney; Other Instruments. The Chairman, the President, or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney, and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation. The Chairman, the President, or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

Section 12.04 Financial Reports. The Board of Directors may appoint the primary financial officer or other fiscal officer or the Secretary or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice or financial statement, as the case may be, that may be required by any provision of law.

ARTICLE XIII

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS

The indemnification of directors, officers and other persons shall be as provided in the Certificate of Incorporation.

ARTICLE XIV
Amendments

The Board of Directors shall have the power to adopt, amend, or repeal these Bylaws. Bylaws adopted by the Board of Directors may be repealed or changed, and new Bylaws made, by the stockholders, and the stockholders may prescribe that any Bylaw made by them shall not be altered, amended or repealed by the Board of Directors.

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